Exhibit 32.1

CERTIFICATIONS OF CEO AND CFO PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Quarterly Report on Form 10-Q of Kandi Technologies Group, Inc. (the “Company”) for the quarterly period ending March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Hu Xiaoming, President and Chief Executive Officer of the Company, and Zhu Xiaoying, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his or her knowledge, that:

            (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Hu Xiaoming
Name: Hu Xiaoming
Title: President and Chief Executive Officer
(Principal Executive Officer)
Date: May 12, 2014

/s/ Zhu Xiaoying
Name: Zhu Xiaoying
Title: Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Date: May 12, 2014